SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


THIS DOCUMENT IS A COPY OF THE FORM 8-K FILED ON AUGUST 29, 1996
PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

FORM 8-K/A

AMENDMENT TO APPLICATION OR REPORT
Filed Pursuant to Section 13 or 15(d) of The Securities Exchange
Act of 1934

                       FEDDERS CORPORATION
     (Exact name of registrant as specified in its charter)

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report on Form 8-K dated August 13, 1996 as set forth in the pages attached hereto.

Item 2.  Acquisition or Disposal of Assets

Item 7 Filing of the June 30, 1996 financial statements of NYCOR, Inc. and pro forma information pursuant to Item 7 of the form

The following is also incorporated herein by reference:

Fedders Form 10-K for the period ended August 31, 1995
Fedders Form 10-Q for the period ended May 31, 1996
NYCOR, Inc. Form 10-K for the period ended December 31, 1995
NYCOR, Inc. Form 10-Q for the period ended March 31, 1996

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            FEDDERS CORPORATION


                                           By /s/Thomas A. Kroll
                                                 Thomas A. Kroll
                                                 Corporate Controller

Item 2.  Acquisition or Disposal of Assets

On August 6, 1996, the shareholders of Fedders Corporation approved the merger with NYCOR, Inc. (NYCOR). The merger was completed on August 13, 1996. NYCOR was a manufacturer of compressors and heating and cooling chips and Fedders intends to continue such business. Each share of NYCOR Class A, Class B and Common Stock was converted into the right to receive one share of Fedders Convertible Preferred Stock. The NYCOR Convertible Debentures were assumed by Fedders as Fedders Convertible Debentures with the same 8.5% interest rate and convertible into 2.22 shares of Fedders Convertible Preferred Stock. The Fedders Convertible Preferred Stock is listed on the New York Stock Exchange under the symbol FJAPr and commenced trading on August 14, 1996. The convertible debentures are listed on the New York Stock Exchange under the symbol FJA12, also effective on August 14, 1996.


Rider 1-A

Item 7  FINANCIAL STATEMENTS


NYCOR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR SIX MONTHS ENDED JUNE 30, 1996 AND 1995
(amounts in thousands, except per share data)
(unaudited)




                                   June 30,             June 30,
                                       1996                 1995

Net sales and other income         $ 51,212             $ 40,743
Cost of sales                        53,204               37,279
Selling, general and
 administrative expense               4,750                4,654
                                   ________             ________

                                     57,954               41,933
                                   ________             ________

Operating loss                      (6,742)               (1,190)
Net interest expense                (1,828)                  -
                                   _______              ________

Loss before income taxes            (8,570)               (1,190)
Federal, state and
 foreign income taxes                  126                    37
                                   _______              ________

Net loss                         $  (8,696)             $ (1,227)

Less:  Preferred Stock
 dividend                             (978)                 (978)
                                   _______              ________

Income attributable to
 common stockholders                (9,674)               (2,205)
                                   =======              ========

Primary loss per share           $   (1.26)             $  (0.29)
                                 =========              ========




See accompanying notes
NYCOR, INC.
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands, except share data)
(unaudited)

                                       June 30,           Dec. 31,
                                         1996               1995

ASSETS:
Current assets:
 Cash                                $  1,377            $  1,533

 Accounts receivable                    2,060               2,215
 Accounts receivable from
  Fedders Corporation                     816               1,860
Inventories                             9,883              11,783
Other current assets                    1,855               1,417

    Total current assets               15,991              18,808

Net property, plant and
 equipment                             29,721              31,179
Goodwill                               41,642              41,124
Other assets                            1,440               2,391

                                     $ 88,794            $ 93,502
                                     ========            ========





See accompanying notes


















NYCOR, INC.
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands, except share data)
(unaudited)

                                             June 30,        Dec. 31,
                                               1996            1995
LIABILITIES & STOCKHOLDERS' EQUITY:
Current liabilities:
 Current portion of
  long-term debt                            $  1,240        $  1,176
 Short-term borrowing                          3,000             -
 Accounts payable                             10,112           7,709
 Accrued expenses                              4,359           4,805
  Total current liabilities                   18,711          13,690
Long-term debt                                27,871           5,701
Other long-term liabilities                    1,505           1,381
Stockholders' equity:
  Preferred Stock, $1 par value,
   5,000,000 shares authorized
   1,150,000 shares issued and
   outstanding at December 31, 1995              -             1,150
  Common Stock, $1 par value,
   115,000,000 shares authorized,
   2,893,429 and 2,882,580, issued
   at June 30, 1996 and
   December 31, 1995, respectively             2,893           2,883
  Class A Stock, $1 par value,
   10,000,000 shares authorized,
   4,346,220 and 4,229,971 issued
   at June 30, 1996 and December 31,
   1995, respectively                          4,346           4,230
  Class B Stock, $1 par value,
   7,500,000 shares authorized,
   713,575 issued at June 30, 1996
   and December 31, 1995                         714             714
  Additional paid-in capital                  16,158          37,778
  Retained earnings                           17,940          27,128
   Less treasury stock at cost
    82,561 shares of Common stock
    227,603 shares of Class A stock at
    June 30, 1996, 82,561 shares of
    Common stock and 178,596 shares of
    Class A stock at December 30, 1995        (1,344)         (1,153)
                                           _________        ________
     Total stockholders' equity               40,707          72,730
                                           _________        ________
                                           $  88,794        $ 93,502
                                           =========        ========

See accompanying notes

NYCOR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
(amounts in thousands)
(unaudited)
                                                June 30,       June 30,
                                                  1996           1995
Cash flows from operations:
 Net loss                                      $ (8,696)      $(1,227)
Adjustments to reconcile net income
  to net cash used in operating activities:
   Depreciation and amortization                  2,594         2,268
   Changes in operating assets and liabilities:
    Accounts receivable                           1,199          (680)
    Inventories                                   1,898           609
    Other current assets                           (613)         (832)
    Other assets                                    (77)         (402)
    Accounts payable                              2,403         2,442
    Accrued expenses and taxes payable             (550)          713
    Other long-term liabilities                      40           -
        Net cash used in operations              (1,802)        2,891
Cash flows from investing activities:
 Additions to property, plant and equipment        (332)       (1,845)
     Net cash used in investing activities         (332)       (1,845)

Cash flows from financing activities:
 Repayments on capital lease obligations           (586)          (41)
 Proceeds from stock options exercised               53           -
 Proceeds from short-term borrowing               3,000           -
  Dividends payable                                (489)         (978)
     Net cash provided by (used in)
      financing activities                        1,978        (1,019)

Net change in cash and cash equivalents            (156)           27

Cash and cash equivalents at beginning
 of period                                        1,533         1,981

Cash and cash equivalents at end of period     $  1,377       $ 2,008

Supplemental disclosure:
 Leased asset additional and
  related obligations                               -         $ 7,441


See accompanying notes

NYCOR, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)


(a)  Statement of information furnished

The accompanying unaudited consolidated financial statements reflects all adjustments which consist solely of normal recurring adjustments which are in the opinion of management necessary to present fairly the financial position as of June 30, 1996 and December 31, 1995, the results of operations for the six months ended June 30, 1996 and 1995, and the cash flows for the six months ended June 30, 1996 and 1995.

(b)  Earnings per share

Primary earnings per share are computed by dividing net income less Preferred Stock dividends (declared or cumulating) by the weighted average number of shares of Common Stock, Class A Stock, Class B Stock and other common stock equivalents outstanding: 7,643,000 and 7,634,000 in the six months of 1996 and 1995, respectively. Fully diluted earnings per share are computed by dividing net income by the weighted average number of shares of Common Stock, Class A Stock, Class B Stock and other common stock equivalents (assuming conversion of Subordinated Debentures) outstanding during the year:
10,196,000 and 10,187,000 in the six months of 1996 and 1995, respectively.

(c)  Exchange of Preferred Stock

On March 15, 1996, NYCOR exchanged the Preferred Stock for the 8 1/2% Convertible Subordinated Debentures due 2012 at a rate of $20 principle amount of Debenture for each share of Preferred Stock. The Debentures are convertible into Common Stock at a rate of 1.11 shares of Common Stock and
1.11 shares of Class A Stock for each $20 in principle amount of Debentures. As a result of this exchange, long-term debt increased by $22,806,000, and total stockholders equity was reduced by $21,656,000.

(d)  Short-term borrowing

NYCOR had a $3,000,000 revolving credit facility with a commercial bank collateralized by all tangible and intangible assets, except for the machinery and equipment at Rotorex. The facility expired April 30, 1996 and the amount outstanding was paid off subsequent to the Merger on August 15, 1996.

Item 7  PRO FORMA FINANCIAL INFORMATION

           PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                (Unaudited)

The accompanying unaudited pro forma condensed consolidated financial statements are based upon the consolidated financial statements of Fedders Corporation (the "Company") and NYCOR, Inc. ("NYCOR"), adjusted to give effect to the Merger which was consummated on August 13, 1996. In accordance with the terms of the Merger, the Company issued one share of a new Fedders Convertible Preferred Stock, with terms to support an initial market value of $6.25 per share, for each share of NYCOR Common, Class A and Class B Stock (approximately 7,643,000 shares in total). Each share of Fedders Convertible Preferred Stock is convertible into one share of Fedders Class A Stock and entitles the holder to a cumulative dividend at an annual rate of 6.1%.

The accompanying unaudited pro forma condensed financial statements give effect to the Merger accounted for as a purchase, are based upon an allocation of the purchase price of $47,769,000 and include the adjustments described in the notes attached hereto. The pro forma condensed consolidated financial statements also give effect to NYCOR's exchange, on March 15, 1996, of $23,000,000 in face value of outstanding Preferred Stock for 8 1/2% Convertible Subordinated Debentures due 2012, as though such exchange had occurred at the beginning of the periods presented.

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company combines the historical consolidated balance sheet of Fedders as of May 31, 1996 with the historical consolidated balance sheet of NYCOR as of June 30, 1996 as if the Merger had occurred on May 31, 1996. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended May 31, 1996 and the year ended August 31, 1995 combine the historical consolidated statements of operations of Fedders for those periods, with the historical consolidated statements of operations of NYCOR for the nine months ended June 30, 1996 and the twelve months ended September 30, 1995, respectively, all as if the Merger had occurred on August 31, 1994. NYCOR's results for the nine months ended June 30, 1996 and Fedders results for the nine months ended May 31, 1996 do not include the seasonal shutdowns which normally occur in the month of August.

The pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have been obtained if the Merger had occurred on the dates indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that the Company believes are reasonable. The pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto and the historical consolidated financial statements of NYCOR and the notes thereto, all of which are incorporated herein by reference. See "Management's Discussion and Analysis of Financial Condition and Results of Operations.


"
Fedders Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended August 31, 1995
(Amounts in thousands, except per share data)
(Unaudited)

                    Fedders    NYCOR
                    Aug. 31,   Sept. 30,  Pro Forma      Pro
                    1995       1995       Adjustments    Forma
                                          (Note 1)

Net sales           $ 316,494  $75,709  $(62,687)(a)    $329,516
Costs and expenses
 Cost of sales        249,369   68,984   (62,609)(a,b)   255,744

 Selling, general and
 administrative        29,472    9,056      (503)(c)      38,025
                      278,841   78,040   (63,112)        293,769

Operating income
 (loss)                37,653   (2,331)      425          35,747

Net interest expense   (1,962)    (118)   (1,955)(d)      (4,035)

Income (loss) before
 income taxes          35,691   (2,449)   (1,530)         31,712
Federal, state and
foreign income tax
 (benefit)              6,187      565    (1,512)(e,f)     5,240

Net income (loss)      29,504   (3,014)      (18)         26,472
Less:Preferred Stock
 Dividend requirement     -     (1,955)    1,955 (d)         -
                                          (2,914)(g)      (2,914)
 Income attributable to
  Common Stockholders $29,504  $(4,969)  $  (977)        $23,558

Primary earnings (loss)
 per share (Note 3)   $  0.72    (0.66)      -           $  0.57

Fully diluted
 earnings (loss) per
 share (Note 3)       $   -       -           -          $  0.54







See accompanying notes

Fedders Corporation
Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended May 31, 1996
(Amounts in thousands, except per share data)
(Unaudited)
                    Fedders    NYCOR
                    May 31,    June 30,   Pro Forma
                    1996       1996       Adjustments   Pro Forma
                                          (Note 1)

Net sales           $290,004  $73,492  $(56,423)(a)      $307,073
Costs and expenses
 Cost of sales       227,363   74,049   (56,272)(a,b)     245,140

 Selling, general and
 administrative       22,686    6,975      (377)(c)        29,284
                      ------   ------  ---------          -------
                     250,049   81,024   (56,649)          274,424

Operating income      39,955   (7,532)      226            32,649

Minority partner's
 portion of joint
 venture (income)
 loss                    237      -         -                 237

Net interest expense  (1,164)  (1,873)     (978)(d)        (4,015)
                      ------   ------   -------           -------
Income (loss) before
 income taxes         39,028   (9,405)     (752)           28,871
Federal, state and
 foreign income tax
 (benefit)            14,885      238    (4,152)(e,f)      10,971
                      ------   ------    -------           ------

Net income (loss)     24,143   (9,643)    3,400            17,900
Less:Preferred Stock
 Dividend requirement    -       (978)   (1,208)(d,g)      (2,186)
                      ------  -------  --------           -------
Income attributable
 to Common
 Stockholders        $24,143 $(10,621) $  2,192           $15,714
                     -------  -------  --------           -------

Primary earnings
 per share (Note 3)  $  0.42  $(1.39)  $    -             $  0.38
                     =======  =======  ========           =======

Fully diluted
 earnings per
 share (Note 3)       $   -    $   -   $    -              $  0.37
                     =======  =======  ========           =======

See accompanying notes
Fedders Corporation
Consolidated Balance Sheet
(Amounts in thousands, except share data)
(Unaudited)

                         Fedders     NYCOR
                         May 31,    June 30,   Pro Forma
                          1996       1996       Adjustments  Total
[S]                      [C]        [C]       [C]          [C]
                                               (Note 2)

Assets
Current assets:
 Cash and cash
  equivalents           $ 24,064   $ 1,377      -        $ 25,441
 Accounts receivable      86,611     2,060      -          88,671
 Accounts receivable
  from Fedders Corp.         -         816  $  (816)(d)       -
 Inventories              50,694     9,883     (858)(b)    59,719
 Deferred income taxes     2,954       -        198 (c)     3,152
 Other current assets      3,207     1,855      -           5,062
                         -------   -------  -------      --------
Total current assets     167,530    15,991   (1,476)      182,045

Net property, plant and   37,358    29,721   (1,718)(b)    65,361
 equipment
Deferred income taxes      1,277       -      2,802 (c)     4,079
Other assets               6,883    43,082   11,434 (b)    61,399
                        --------   -------  -------      --------
                        $213,048   $88,794  $11,042      $312,884
                        ========   =======  =======      ========

Fedders Corporation
Pro Forma Consolidated Balance Sheets
(Amounts in thousands, except share data)

                              Fedders    NYCOR
                              May 31,    June 30,   Pro Forma
                              1996       1996       Adjustments  Pro Forma

Liabilities and Stockholders' Equity
Current liabilities:
 Short term borrowing              -     $ 3,000      -           $  3,000
 Current portion of long-
  term debt                     $   590    1,240      -              1,830
 Accounts payable                24,040   10,112  $  (816)(d)       33,336
 Income taxes payable            17,132      (24)     -             17,108
 Accrued expenses                42,971    4,383    4,796 (b)       52,150
Total current liabilities        84,733   18,711    3,980          107,424
Long-term debt                   10,733   27,871                    38,604
Other long-term liabilities       6,542    1,505      -              8,047
Minority interest in
 joint venture                    5,425      -        -              5,425
Stockholders' equity:
 Fedders Preferred Stock            -        -     47,769 (a)       47,769
 NYCOR Preferred Stock              -        -        -                -
 Fedders Common Stock, Class
  A Stock, Class B Stock and
  cumulative translation
  adjustment                     87,914      -        -             87,914
 Accumulated deficit             17,701                             17,701
 Net assets acquired                -     40,707  (40,707)(c,e)        -
                                    -        -        -                -
                                    -        -        -                -
                                    -        -        -                -

Total stockholders' equity      105,615   40,707    7,062          153,384


                               $213,048  $88,794  $11,042         $312,884

See accompanying notes

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS



1. Pro forma adjustments giving effect to the Merger in the unaudited pro forma condensed statements of operations reflect the following:

(a) The elimination of intercompany sales of compressors by NYCOR to Fedders including the decrease in unrealizable intercompany profit of $208,000 during the year ending August 31, 1995 and the decrease in unrealized intercompany profit of $63,000 during the nine months ended May 31, 1996.

(b) The increase of amortization expense resulting from the increase in goodwill (assuming amortization over 40 years) which amounted to $286,000 for the year ended August 31, 1995 and $214,000 for the nine months ended May 31, 1996.

(c) The reduction of administrative expenses resulting from the elimination of redundant costs related to the existence of a separate public company. Such redundant costs include franchise taxes, reports to stockholders, audit fees, bank fees and others.

(d) The increase in interest expense and decrease in Preferred Stock dividends related to NYCOR's exchange of Preferred Stock for 8 1/2% Subordinated Debentures due 2012.

(e) The tax effect on adjustments (a), (b), (c) and (d), above, calculated at the Company's marginal tax rate of 38% which amounted to a benefit of $581,000 for the fiscal year ended August 31, 1995 and $286,000 for the nine months ended May 41, 1996.

(f) The reduction in the Company's tax provision as a result of NYCOR's losses offsetting Fedders' income, calculated at Feddes' marginal effective tax rate of 38%, which amounted to $931,000 for the fiscal year ended August 31, 1995 and $3,866,000 for the nine months ended May 31, 1996.

(g) The increase in Preferred Stock dividends related to the issuance of Fedders Convertible Preferred Stock with an annual dividend rate of 6.1% issued in connection with the Merger.

2. Pro forma adjustments giving effect to the Merger in the unaudited pro forma condensed balance sheet reflect the following:

(a) The issuance of approximately 7,643,000 shares of Fedders Convertible Preferred Stock, with a value of $6.25 per share, for all the outstanding Common, Class A and Class B shares of NYCOR.

(b) Purchase accounting adjustments associated with the Merger, including adjustments of inventory and fixed assets to fair value, accrual of various severance and other costs related to the Merger and the net increase of NYCOR's goodwill.



(c) The net reduction of NYCOR's deferred tax asset valuation allowance by $3,000,000 resulting from certain net operating loss carryforwards and reversing temporary differences of NYCOR becoming available to the Company in future years, and their utilization being more likely than not.

(d) The elimination of the intercompany receivable and payable resulting from compressor sales by NYCOR to Fedders.

(e)  The elimination of the NYCOR net assets acquired.


3.  Pro Forma Earnings per share

Pro forma earnings per share for the year ended August 31, 1995 and the nine months ended May 31, 1996 have been computed by dividing pro forma income attributable to common stockholders by the weighted average number of shares of Common, Class A and Class B and other common stock equivalents (excluding the Fedders Convertible Preferred Stock which is not a common stock equivalent) outstanding during the period which amounted to 41,001,000 and 41,281,000, respectively. Fully diluted pro forma earnings per share has been computed by dividing consolidated net income, before Preferred Stock dividends, by the weighted average number of common stock equivalents outstanding during the period assuming the conversion of Convertible Preferred Stock occurred at the beginning of the periods presented.

RIDER 1-A






     Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano who were directors and substantial owners of capital stock of NYCOR are directors and substantial owners of capital stock of Fedders. As a result of the merger, each of these individuals are the beneficial owner of more than 5% of the Convertible Preferred Stock of Fedders.